SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_____________________

Date of report: September 29, 2005
(Date of earliest event reported)

LIMELIGHT MEDIA GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-09358	88-0441338
(Commission File No.)	(I.R.S. Employer Identification No.)

1300 North Northlake Way
Seattle, Washington 98103
(Address of principal executive offices; zip code)

(206) 633-1852
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors Appointment of Principal Officers.

(d)           Effective September 29, 2005, Joachim Kempin was appointed to our board of directors. Mr. Kempin’s appointment will fill the vacancy on our board of directors that was created upon an expansion from 3 directors to 5 directors pursuant to our by-laws. To date, Mr. Kempin has not been named to any committees of our board of directors.

The biographical information of Mr. Kempin required by this Item is set forth below.

Joachim Kempin.
Mr. Kempin has served on our board of directors since September 2005. Since February 2004, Mr. Kempin has served on the advisory board of Impart, Inc., a wholly-owned subsidiary of our company. He has also been a member of the board of directors of adisoft AG in Germany and Rhodes Architectural Stone in Seattle, Washington since May 2000 and September 2001, respectively. From 1983 until his retirement in November 2002, Mr. Kempin was employed in various capacities at Microsoft Corp. Most recently, he was a senior vice president in its OEM division for over 10 years. Mr. Kempin holds a degree in mathematics from the University of Hannover in Germany.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Number	Documents

99.1	Press Release, dated September 29, 2005, announcing the appointment of Joachim Kempin to the board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Limelight Media Group, Inc.

Date: October 4, 2005	By:	/s/ David V. Lott
David V. Lott
Chief Executive Officer

EXHBIT INDEX

Number	Documents

99.1	Press Release, dated September 29, 2005, announcing the appointment of Joachim Kempin to the board of directors.